UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): November 5, 2008

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2008, Cardium Therapeutics, Inc., a Delaware corporation (“Cardium”), completed a secured debt financing pursuant to the terms of a Note and Warrant Purchase Agreement entered into by and among Cardium, InnerCool Therapies, Inc. (“InnerCool”) and Tissue Repair Company (“TRC”), each a wholly owned subsidiary of Cardium, and certain accredited investors. Under the terms of the purchase agreement, Cardium issued notes in the aggregate principal amount of $6 million to the investors, and five year warrants to purchase up to nine million shares of Cardium’s common stock, in the aggregate, at an exercise price of $2.00 per share (collectively, the “Financing”). The notes bear interest at a fixed rate of 12% per annum, payable monthly, have a one year term, are secured by all of the assets and intellectual property of Cardium, InnerCool and TRC, and are senior to, and have priority in right of payment over, any other indebtedness of Cardium. The notes may be prepaid, in whole or in part, at any time provided the investors receive an additional payment equal to the difference between the amount of interest they would have received through the maturity date of the notes and the amount of interest actually received as of the prepayment date. The warrants were fully exercisable when issued.

At the closing of the Financing, Cardium received gross proceeds of approximately $6 million (before placement agent fees and offering expenses and excluding any proceeds that Cardium may receive upon exercise of the warrants). Of this amount, (i) Christopher Reinhard, Cardium’s Chief Executive Officer, invested $479,000, all in the form of prior advances and salary deferrals he agreed to permanently forego in consideration of a note in such amount and a warrant to purchase 718,500 shares of Cardium’s common stock; (ii) Tyler Dylan, Cardium’s Chief Business Officer, invested $200,000, of which approximately $92,000 was in the form of salary deferrals, and received a warrant to purchase 300,000 shares of Cardium’s common stock; (iii) Gabor Rubanyi, Cardium’s Chief Scientific Officer, invested $200,000, of which approximately $46,000 was in the form of salary deferrals, and received a warrant to purchase 300,000 shares of Cardium’s common stock; and (iv) Robert Engler, a consultant and Cardium’s Chief Medical Advisor, invested $228,000, all in the form of prior advances and salary deferrals, and received a warrant to purchase 342,000 shares of Cardium’s common stock. The notes and warrants issued to Messrs. Reinhard, Dylan, Rubanyi and Engler were on substantially the same terms as those issued to the other investors in the Financing.

Empire Asset Management Company (“Empire”) served as placement agent for the Financing pursuant to the terms of a Placement Agency Agreement by and among Cardium, InnerCool, TRC and Empire and received from the gross proceeds of the Financing a commission equal to approximately $257,750, or 5.0% of the gross proceeds received by Cardium in the Financing, and a warrant, substantially on the same terms as the warrants issued to the investors in the Financing, to purchase 386,625 shares of Cardium’s common stock, or 5.0% of the number of shares underlying the warrants issued in the Financing, in each case excluding amounts and shares related to the $845,000 contributed by officers of Cardium in lieu of payment of prior advances and salary deferrals.

Pursuant to the terms of the warrants to be issued in the Financing, the exercise price and/or the number of shares issuable upon exercise of the warrants are subject to adjustment in the event of certain specified issuances of equity securities or rights, distributions, or transactions.

The foregoing description of the Note and Warrant Purchase Agreement, the notes, the warrants, the security, and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by the form of note attached hereto as Exhibit 4.1, the form of warrant attached hereto as Exhibit 4.2, the form of Note and Warrant Purchase Agreement attached hereto as Exhibit 10.1, the Security Agreement attached hereto as Exhibit 10.2, and the Placement Agency Agreement attached hereto as Exhibit 10.3, each of which are incorporated herein by reference. The closing of the Financing was previously disclosed in Cardium’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 and filed with the Securities and Exchange Commission on November 10, 2008.

Item 2.02.	Results of Operations and Financial Condition.

On November 10, 2008, Cardium issued a press release announcing financial results for the third quarter ended September 30, 2008. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this report furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of such Section 18. The information in this report shall not be incorporated by reference into any filing made by Cardium with the United States Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated into this Item 3.02. The warrants to purchase common stock issued at the closing of the Financing and the shares of common stock underlying the warrants were offered and will be issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each purchaser represented to Cardium that it was an “accredited investor” as such term is defined under such Regulation D and the Financing did not involve any form of general solicitation or general advertising.

Item 8.01	Other Events.

On November 10, 2008, Cardium issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

In addition, on November 11, 2008, Cardium and its operating unit InnerCool Therapies, Inc. issued a press release announcing a new tissue-specific UroCool™ System for use in prostate surgeries. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Senior Secured Promissory Note (a note in substantially this form was issued to the investors at the closing of the Financing)

4.2	Form of Common Stock Purchase Warrant (a warrant in substantially this form was issued to the investors and placement agent at the closing of the Financing)

10.1	Form of Note and Warrant Purchase Agreement, dated as of November 5, 2008, by and among Cardium, InnerCool, TRC and each investor (an agreement on substantially this form was signed by each investor in the Financing)

10.2	Security Agreement dated as of November 5, 2008, by and among Cardium, InnerCool, TRC and Robert Marvin as collateral agent

10.3	Placement Agency Agreement dated October 24, 2008, by and among Cardium, InnerCool, TRC and Empire

99.1	Press Release of Cardium issued on November 10, 2008 announcing third quarter financial results

99.2	Press Release of Cardium issued on November 10, 2008 announcing financing

99.3	Press Release of Cardium issued on November 11, 2008 announcing new UroCool System

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: November 13, 2008	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer